Exhibit 16.0

SINGER LEWAK GREEN BAUM & GOLDSTEIN LLP
Certified Public Accountants & Management Consultants

July 20, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Trestle Holdings, Inc.’s statements included under Item 4.01 of its Form 8-K for July 7, 2006, and we agree with such statements concerning our Firm.

/s/ Singer Lewak Greenbaum & Goldstein
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP